Exhibit 4

                                   FIRST AMENDMENT

               FIRST AMENDMENT (the "Amendment"), dated as of March 14, 1995, among INTERCO INCORPORATED ("INTERCO"), BROYHILL FURNITURE INDUSTRIES, INC. ("Broyhill"), THE LANE COMPANY, INCORPORATED ("Lane" and together with INTERCO and Broyhill, each a "Borrower," and collectively, the "Borrowers"), the financial institutions party to the Credit Agreement referred to below (the "Banks") and Bankers Trust Company, as Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                                     WITNESSETH:

               WHEREAS, the Borrowers, the Banks and the Agents are parties to a Credit Agreement, dated as of November 17, 1994, as amended, modified or supplemented through the date hereof (as so amended, modified or supplemented, the "Credit Agreement"); and

               WHEREAS, the parties hereof wish to amend the Credit Agreement as herein provided;

               NOW, THEREFORE, it is agreed:

               1.   On and after the First Amendment Effective Date,
          Section 4.01 of the Credit Agreement shall be amended by inserting the following provision at the end thereof:

               "; provided that, any voluntary prepayment of Term Loans made pursuant to this Section 4.01 prior to the last Business Day in March, 1995 shall first be applied to the Scheduled Repayment required to be made on the last Business Day in March, 1995 pursuant to Section 4.02(b), with the remainder thereof (if any) to be applied as required above by clause (vii) without giving effect to this provision"

               2. In order to induce the Bank to enter into this Amendment, each of the Borrowers hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date) and (ii) there exists no Default or Event of Default on the First Amendment Effective Date in each case both before and after giving effect to this Amendment.

               3. This Amendment is limited as specified and shall not constitute a motivation, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.


               4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of the Borrowers and the Agent.

               5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

               6. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the Borrowers and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Agent at the Notice Office.

               7. From and after the First Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.


               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                        INTERCO INCORPORATED


                                        By:  David P. Howard
                                           Title: Vice President


                                        BROYHILL FURNITURE INDUSTRIES,
                                           INC.


                                        By:  David P. Howard
                                           Title: Vice President


                                        THE LANE COMPANY, INCORPORATED


                                        By:  David P. Howard
                                           Title: Vice President


                                        BANKERS TRUST COMPANY,
                                           Individually and as Agent


                                        By:  Dana Klein
                                           Title: Vice President


                                        BANK OF MONTREAL


                                        By:  Erin M. Keyser
                                           Title: Director


                                        THE BANK OF NEW YORK


                                        By:  Natalie Egleston
                                           Title: Vice President


                                        BANK OF SCOTLAND


                                        By:  Elizabeth Wilson
                                           Title: Vice President and
                                                  Branch Manager


                                        BANQUE PARIBAS


                                        By:  Ann C. Pifer
                                           Title: Assistant Vice President


                                        By:  Richard G. Burrows
                                           Title: Vice President


                                        THE BOATMEN'S NATIONAL BANK
                                          OF ST. LOUIS


                                        By:  Patricia M. Watson
                                           Title:  Vice President


                                        CAISSE NATIONALE DE CREDIT
                                          AGRICOLE


                                        By:  David Bouhl, F.V.P.
                                           Title:  Head of Corporate
                                                   Banking Chicago


                                        CREDIT LYONNAIS CAYMAN ISLAND
                                          BRANCH


                                        By:  Raymond Whiteman
                                           Title:  Authorized Signature


                                        CREDIT LYONNAIS CHICAGO BRANCH


                                        By:  Mary Ann Klemm
                                           Title: Vice President and
                                                  Group Head


                                        DRESDNER BANK AG
                                        Chicago Branch and Grand Cayman
                                          Branch


                                        By:  E. Ronald Holder/Brian Brodeur
                                           Titles: Sr. Vice President/
                                                   Vice President


                                        FIRST AMERICAN NATIONAL BANK


                                        By:  Kelli H. Ernst
                                           Title: Corporate Bank Officer


                                        THE FUJI BANK LIMITED


                                        By:  Peter L. Chinnici
                                           Title: Joint General Manager


                                        THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED


                                        By:  Hiroaki Nakamura
                                           Title: Joint General Manager


                                        THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LTD.


                                        By:  Armund Schoen, Jr.
                                           Title: Vice President and
                                                  Deputy General Manager


                                        MERCANTILE BANK OF ST. LOUIS
                                          NATIONAL ASSOCIATION


                                        By:________________________________
                                           Title:


                                        NATIONAL CITY BANK


                                        By:  Robert Rowe
                                           Title: Assistant Vice President


                                        NATWEST BANK N.A.


                                        By:  Gerard Painter
                                           Title:  Vice President


                                        NBD BANK, N.A.


                                        By:  Robert Lawrence
                                           Title: Vice President


                                        THE SANWA BANK, LIMITED


                                        By:  Kenneth G. Eichwald
                                           Title: Vice President and
                                                  Manager


                                        SHAWMUT BANK CONNECTICUT, N.A.


                                        By:  Peter Sampson
                                           Title: Assistant Vice President